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                        [VINSON & ELKINS LETTERHEAD]


                           VINSON & ELKINS L.L.P.
                          3700 TRAMMELL CROW CENTER
                              2001 ROSS AVENUE
                          DALLAS, TEXAS  75201-2975
                          TELEPHONE (214) 220-7700
                             FAX (214) 220-7716



                             November 13, 2000


Digital:Convergence Corporation
9101 N. Central Expressway
6th Floor
Dallas, Texas  75231


Ladies and Gentlemen:

        We have acted as counsel for Digital:Convergence Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (as it may hereafter be amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "1933 Act") and the rules and regulations thereunder the sale of up to 11,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Shares will be offered and sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company, Merrill Lynch & Co., ING Barings, Banc of America Securities LLC and Bear, Stearns & Co. Inc. and an international purchase agreement (the "International Purchase Agreement") to be entered into between the Company, Merrill Lynch International, ING Barings Limited, Bank of America International Limited and Bear, Stearns International Limited.

        We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the 1933 Act.

        In connection with this opinion, we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

        Before rendering the opinion hereinafter set forth, we examined, among other things, the proposed form of Underwriting Agreement, the proposed form of International Purchase Agreement, the Registration Statement, the Company's Second Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, resolutions of the Company's Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information which is in the possession of the

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Digital:Convergence Corporation
Page 2
November 13, 2000


Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by its duly authorized representative.

        Based upon the assumptions, and subject to the exceptions and qualifications set forth herein, we are of the opinion that, when the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement and the International Purchase Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

        The opinion expressed above is subject to the following assumptions, exceptions and qualifications:

        (a) We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us (other than the Company's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws) do not modify the terms that appear in any such document.

        (b) The opinion expressed in this letter is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, is to or may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                        Very truly yours,

                                        /s/  Vinson & Elkins L.L.P.